Exhibit 4.5


                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
                             DATED FEBRUARY 18, 1999

     THIS AMENDMENT (this "Amendment") to the REGISTRATION RIGHTS AGREEMENT DATED FEBRUARY 18, 1999 (the "Agreement"), a copy of which is attached hereto as Exhibit A, is made by and between MIRAVANT MEDICAL TECHNOLOGIES, a Delaware corporation ("Miravant") and PHARMACIA & UPJOHN, INC., a Delaware corporation ("Purchaser"), effective as of September 2, 2003 (the "Effective Date"). Any defined terms used in this Amendment shall, unless otherwise stated, have the meaning ascribed to such terms in the Agreement.

1. The term "Securities" is hereby amended to include Three Hundred and Ninety Thousand (390,000) shares (the "Shares") of the Common Stock of MIRAVANT MEDICAL TECHNOLOGIES issued to Pharmacia AB, a Swedish Corporation, on the Effective Date.

2. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

3. Sections 2.1 and 2.2 of the Agreement are hereby deleted in their entirety, and are replaced by the following provisions:

     "2.1.Miravant shall include the Shares in the filing of Miravant's first registration statement after the Effective Date. If the Shares have not been registered as of the date six (6) months from the Effective Date, Miravant shall file a registration statement covering the registration of the Shares promptly upon Purchaser's written request.

     2.2 Miravant shall file a registration statement covering the registration of all Securities other than the Shares promptly upon Purchaser's written request."

4. Section 2.10 of the Agreement is deleted in its entirety and is amended to read:

          "Form S-1 and S-2. The Company represents and warrants that it meets the requirements for the use of Form S-1 and Form S-2 for registration of the sale by the Purchaser or any of its Affiliates, of the Securities, and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-1 and Form S-2."

5. Section 3.6 is amended to provide that all notices to Purchaser shall be addressed as follows:

                  Pfizer Inc.
                  235 East 42nd Street
                  New York, New York 10017
                  Telecopy:  (212) 338-1850
                  Attention:  Treasurer

                  And

                  Pfizer Inc.
                  235 East 42nd Street
                  New York, New York 10017
                  Telecopy:  (212) 808-8924

                  Attention:  Senior Vice President and General Counsel

6. Purchaser may assign any or all of its rights and obligations under the Agreement, as amended by this Amendment, to any Affiliate of Purchaser.

7. Other than as specifically set forth herein, all terms and conditions contained in the Agreement shall remain in full force and effect without modification.

         Date: August 15, 2003             MIRAVANT MEDICAL TECHNOLOGIES


                                       By: /s/  Gary S. Kledzik
                                       ------------------------
                                                Gary S. Kledzik,
                                                Chief Executive Officer


         ACCEPTED:

         Date: August 13, 2003             PHARMACIA & UPJOHN, INC.


                                           By: /s/ Linda Libretto
                                           ----------------------
                                      Name: Linda Libretto
                                      Title: Assistant Secretary

                                  Exhibit A to

        Addendum to Registration Rights Agreement dated February 18, 1999

                          REGISTRATION RIGHTS AGREEMENT

                             DATED FEBRUARY 18, 1999